Exhibit 99.1

ACRG

AMERICAN CLEAN RESOURCES GROUP

FOR IMMEDIATE RELEASE

American Clean Resources Group Receives Letter of Intent for Up to $40 Million in Joint Development Capital to Advance Millers Solar Energy Zone Acquisition

Commitment from Elko Heat Company, a Nevada geothermal utility operating since 1982, builds on the June 2026 Joint Exploration and Development Agreement covering the Millers Property in Esmeralda County, Nevada

LAKEWOOD, Colo. - July 1, 2026 - American Clean Resources Group, Inc. (OTC: ACRG), a domestic critical minerals and precious metals processing company, today announced that it has received a Letter of Intent from Elko Heat Company (“EHC”), acting in its corporate investing capacity, under which EHC has confirmed its commitment to use commercially reasonable good-faith efforts to arrange and provide up to $40 million in joint development capital.

The capital is intended to support ACRG’s pursuit of a Bureau of Land Management (BLM) Solar Energy Zone competitive lease and associated solar development activities under the active Plan of Development at the Company’s Millers Property in Esmeralda County, Nevada (the “SEZ Acquisition”). The commitment is made in connection with the Joint Exploration and Development Agreement dated June 9, 2026 between ACRG and TRG Holdings, LLC covering the Millers Property (the “Millers JEDA”), and, at the parties’ election, in connection with a project-level special purpose vehicle formed under Section 7 of that agreement.

EHC is a Nevada geothermal utility that has operated in Elko, Nevada since 1982, when it was established through a U.S. Department of Energy grant, and provides continuous geothermal district heating service in the Elko community. Its geothermal well produces approximately 400 gallons per minute and the company holds substantial associated water rights. More than four decades of sustained, uninterrupted geothermal operation give EHC a long-duration operating record of the kind that capital providers and industrial counterparties value.

For EHC, the SEZ Acquisition reflects a broader strategic interest in clean energy generation. ACRG intends to power its critical mineral processing hubs with clean, reliable energy, and EHC develops and operates energy generation, with deep expertise in geothermal. The Millers Solar Energy Zone represents an immediate opportunity to develop generation capacity co-located with ACRG’s operations, and EHC sees potential to support ACRG’s energy needs across additional processing sites over time. The Millers JEDA and related development activities contemplate evaluating the property’s full energy development potential. EHC’s participation is directed at energy infrastructure and generation, consistent with its core business, and not at mineral activities, which are conducted by TRG Holdings, LLC or its designated affiliates.

EHC is participating in this financing in its corporate investing capacity. The contemplated capital is expected to be sourced through EHC’s own financing counterparties and capital relationships, and not from EHC’s regulated utility operations, rate base, or ratepayer funds. The SEZ Acquisition relates to solar energy development and does not involve EHC’s regulated geothermal district heating service. EHC’s participation in the SEZ Acquisition is a corporate investment activity separate from its regulated utility service.

According to the Letter of Intent, EHC is working alongside its own capital markets and financing counterparties to structure and capitalize the SEZ Acquisition and related development costs, and has indicated it has the financial capacity and market support to participate in and jointly develop the SEZ Acquisition on or before October 31, 2026. As a soft interim milestone, EHC intends to provide ACRG with a written status update by the end of August 2026 confirming progress on its capital structure and financing counterparty arrangements. Any such update is for informational purposes and does not itself constitute a binding financing commitment.

Funding remains subject to customary and prudent closing conditions, including satisfactory completion of financial, legal, environmental, and regulatory due diligence on the active Plan of Development and the BLM competitive lease process; final approval by EHC’s Investment Committee; no material adverse change; issuance of the BLM Solar Energy Zone competitive lease or comparable BLM authorization; and finalization of mutually acceptable definitive documentation, including the form of EHC’s participation. The Letter of Intent is not a binding commitment to lend or invest.

“The Millers Property continues to attract the scale of capital and partnership structure its potential warrants,” said Tawana Bain, Chairwoman and CEO of American Clean Resources Group. “Our hubs run on clean, reliable power, and partnering with a geothermal utility that has operated continuously for more than forty years brings exactly the kind of energy expertise and operating credibility this work demands.

Pairing the Millers JEDA framework with joint development capital of this size positions us to advance the Solar Energy Zone opportunity alongside our domestic processing infrastructure thesis. This is what building from the hub up looks like.”

ABOUT THE MILLERS JEDA

The Millers JEDA, dated June 9, 2026, establishes a binding framework for joint exploration, technical evaluation, regulatory pursuit, and commercial scoping between ACRG and TRG Holdings, LLC at the Millers Property. It contemplates the formation of one or more project-level special purpose vehicles under Section 7 to advance specific development activities, including the SEZ Acquisition described above. The Millers JEDA does not itself create an operating joint venture; any such relationship would be effected only through a definitive agreement following completion of the contemplated joint work.

ABOUT ELKO HEAT COMPANY

Elko Heat Company is a Nevada geothermal utility based in Elko, Nevada, operating continuously since 1982. Established through a U.S. Department of Energy grant, EHC provides geothermal district heating service to the Elko community and develops and operates geothermal energy generation. EHC’s geothermal well produces approximately 400 gallons per minute, supported by substantial associated water rights, with a multi-decade record of sustained production. EHC’s participation in the SEZ Acquisition is a corporate investment in clean energy generation and is separate from its regulated utility service. elkoheatcompany.com

ABOUT AMERICAN CLEAN RESOURCES GROUP

American Clean Resources Group (OTC: ACRG) builds domestic processing infrastructure for precious metals and critical minerals recovered from above-ground feedstocks, using closed-loop, onsite processes. The Company is pursuing a NYSE uplisting. From the Hub Up. acrgincorp.com

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the federal securities laws, including statements regarding potential joint development capital, the contemplated SEZ Acquisition, the Company’s energy and power plans, the evaluation of energy development potential at the Millers Property, the timing and satisfaction of closing conditions, BLM authorizations, and the Company’s plans and expectations. These statements are based on current expectations and are subject to significant risks and uncertainties. The Letter of Intent described herein is not a binding commitment to lend or invest and remains subject to due diligence, investment committee approval, regulatory authorization, and negotiation and execution of definitive documentation, any of which may not occur or may occur on different terms or timing. The Millers JEDA does not obligate any party to enter into a definitive agreement or to consummate the SEZ Acquisition. Statements regarding energy development potential do not constitute an estimate or characterization of any resource. Actual results may differ materially from those expressed or implied. ACRG undertakes no obligation to update any forward-looking statement except as required by law.

CONTACT

American Clean Resources Group, Inc.

Morgan Saunders

morgan@acrgincorp.com

DRAFT - FOR INTERNAL AND SECURITIES REVIEW - NOT FOR DISTRIBUTION - EHC BOILERPLATE SUBJECT TO EHC CONFIRMATION

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